Exhibit 15

June 24, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE: Alcoa Inc.

Commissioners:

We are aware that our report dated May 5, 2016 on our review of interim financial information of Alcoa Inc. and its subsidiaries (Alcoa) for the three-month period ended March 31, 2016 and 2015 and included in Alcoa’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 is incorporated by reference in its Registration Statement on Form S-8 dated June 24, 2016.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania